Exhibit 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

COMMON STOCK

PAR VALUE $0.01

COMMON STOCK

Certificate Number
ZQ00000000

Shares
000000****************
000000**************
****000000****************
*****000000***************
******000000**************

ARMATA
PHARMACEUTICALS
PURPOSEFUL • PRECISE • POWERFUL

ARMATA PHARMACEUTICALS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 04216R 10 2

This certifies that

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the record holder of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF

ARMATA PHARMACEUTICALS, INC. transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Chief Executive Officer

Chief Financial Officer

ARMATA PHARMACEUTICALS, INC. CORPORATE SEAL 1989 WASHINGTON

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INC.
TRANSFER AGENT AND REGISTRAR,

By ________________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

ARMATA
PHARMACEUTICALS
PURPOSEFUL • PRECISE • POWERFUL

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

ARMATA PHARMACEUTICALS, INC. This Certificate evidences shares of Common Stock of the Corporation. Other classes of shares of the Corporation are or may in the future be authorized, and those classes may consist of one or more series of shares, each with different rights, preferences and limitations. The Corporation will furnish any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - Custodian (Cust) (Minor) TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act (State) JT TEN - as joint tenants with right of survivorship UNIF TRF MIN ACT - Custodian (until age) and not as tenants in common (Cust) under Uniform Transfers to Minors Act (Minor) (State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For value received, hereby sell, assign and transfer unto (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Signature(s) Guaranteed: Medallion Guarantee Stamp Dated: 20 THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks. Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15. Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. SECURITY INSTRUCTI ONS THIS IS WATERMARDED PAPER, DO NOT ACCEPT WITHOUT NOTHING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis. If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state. 1234567